CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS 2004 FOURTH QUARTER AND FULL-YEAR RESULTS

FOURTH QUARTER
- Net Revenues Increase 45%
- Net Income from Continuing Operations Improves $3.0 Million to $11.3 Million
- Segment(1) EBITDA Increases 40%

FULL YEAR
- Net Revenues Increase 46%
- Net Income from Continuing Operations Swings $40.2 Million to Positive $16.0 Million
- Segment(1) EBITDA Increases 65%

HAMILTON, BERMUDA, March 15, 2005 - Central European Media Enterprises Ltd. (CME) (NASDAQ: CETV) today announced financial results for the three months and year ended December 31, 2004.

Compared to the fourth quarter of 2003, Consolidated Net Revenues for the fourth quarter of 2004 increased 45% to $65.1 million. Operating income for the quarter increased $7.0 million to $10.7 million. In the quarter, net income from continuing operations improved $3.0 million, and fully diluted earnings per share in respect of continuing operations increased to $0.39 from $0.29. Compared to the fourth quarter of 2003, Segment(1) EBITDA for the quarter increased 40% to $30.6 million.

Compared to the year ended December 31, 2003, Consolidated Net Revenues for the year ended December 31, 2004 increased 46% to $182.3 million. Operating income in the year ended December 31, 2004 increased $23.1 million to positive $18.7 million. In the year ended December 31, 2004 net income from continuing operations improved $40.2 million to positive $16.0 million, and fully diluted earnings per share in respect of continuing operations increased $1.46 to $0.55. Compared to the year ended December 31, 2003, Segment(1) EBITDA for the year ended December 31, 2004 increased 65% to $74.2 million.

Michael Garin, Chief Executive Officer of CME, said, "The company's results speak volumes about the strength of the region in which we operate and the quality of our management in each country. The addition of TV Nova in the Czech Republic will only enhance our ability to continue delivering to investors one of the best performances in terms of growth of any multinational broadcaster in the world."

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include our Slovak Republic operations and certain Romanian operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)' below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

-continued-

Consolidated Results for the Three Months Ended December 31, 2004

Consolidated Net Revenues for the three months ended December 31, 2004 increased by 45% to $65.1 million from $44.8 million for the three months ended December 31, 2003. Operating income for the period was $10.7 million compared with $3.7 million for the three months ended December 31, 2003. Net income for the quarter was $13.0 million compared to $33.1 million for the three months ended December 31, 2003. In the three month period to December 31, 2003, our net income included $ 24.7 million income from discontinued operations relating to the disposal of our interests in the Czech Republic. Fully diluted earnings per share for the period decreased $0.72 to $0.44 for the three months ended December 31, 2004.

Headline Consolidated Results for the three months ended December 31, 2004 and 2003 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000's)
	2004	2003 (1)	$ change	% change
Net revenues	$65,062	$44,801	$20,261	45%
Operating income	$10,683	$3,675	$7,008	191%
Net income from continuing operations	$11,348	$8,391	$2,957	35%
Net income	$12,975	$33,059	$(20,084)	(61)%
Fully diluted earnings per share from continuing operations (2)	$0.39	$0.29	$0.10	34%
Fully diluted earnings per share (2)	$0.44	$1.16	$(0.72)	(62)%

(1) Restated to reflect the adoption of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46 (R)").

(2) Restated in 2003. For further details see footnote (3) to the attached consolidated statement of operations.

Consolidated Results for the Year Ended December 31, 2004

Consolidated Net Revenues for the year ended December 31, 2004 increased by 46% to $182.3 million from $125.0 million for the year ended December 31, 2003. Operating income for the year was $18.7 million compared with a loss of $4.4 million for the year ended December 31, 2003. Net income from continuing operations for the year was $16.0 million compared to a loss of $24.2 million for the year ended December 31, 2003. Fully diluted earnings per share decreased from $13.06 to $0.64 for the year ended December 31, 2004. Excluding the one time gain of $370.2 million in 2003 from discontinued operations in the Czech Republic fully diluted earnings per share in respect of continuing operations increased $1.46 to $0.55.

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include our Slovak Republic operations and certain Romanian operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)' below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Headline Consolidated Results for the year ended December 31, 2004 and 2003 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Year Ended December 31, (US $000's)
	2004	2003 (1)	$ change	% change
Net revenues	$182,339	$124,978	$57,361	46%
Operating income/(loss)	$18,740	$(4,410)	$23,150	525%
Net income/(loss) from continuing operations	$16,007	$(24,201)	$40,208	166%
Net income	$18,531	$346,012	$(327,481)	(95)%
Fully diluted earnings per share from continuing operations (2)	$0.55	$(0.91)	$1.46	160%
Fully diluted earnings per share (2)	$0.64	$13.06	$(12.42)	(95)%

(1) Restated to reflect the adoption of FIN 46 (R). (2) Restated in 2003. For further details see footnote (3) to the attached consolidated statement of operations.

Segment(1) Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended December 31, 2004

For the three months ended December 31, 2004 Total Segment(1) Net Revenues increased 42% to $88.4 million from $62.2 million for the three months ended December 31, 2003. Total Segment(1) EBITDA for the three months ended December 31, 2004 increased 40% to $30.6 million from $21.9 million in the three months ended December 31, 2003. Segment(1) EBITDA Margins for the three months ended December 31, 2004 and 2003 were 35%.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the three months ended December 31, 2004 and 2003 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000's)
	2004	2003	$ change	% change
Total Segment Net Revenues	$88,417	$62,187	$26,230	42%
Total Segment EBITDA	$30,585	$21,867	$8,718	40%
Segment EBITDA Margin	35%	35%

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include our Slovak Republic operations and certain Romanian operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)' below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Segment(1) Results for the Year Ended September 30, 2004

For the year ended December 31, 2004 Total Segment(1) Net Revenues increased 40% to $246.5 million from $175.8 million for the year ended December 31, 2003. Total Segment(1) EBITDA for the year ended December 31, 2004 increased 65% to $74.2 million from $45.0 million in the year ended December 31, 2003. Segment(1) EBITDA Margins for the year ended December 31, 2004 and 2003 were 30% and 26%, respectively.

Our Total Segment(1) Net Revenues and Total Segment(1) EBITDA for the year ended December 31, 2004 and 2003 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Year Ended December 31, (US $000's)
	2004	2003	$	change	% change
Total Segment Net Revenues	$246,535	$175,792		$70,743	40%
Total Segment EBITDA	$74,223	$45,035		$29,188	65%
Segment EBITDA Margin	30%	26%

The Company will host a teleconference to discuss its results on Tuesday, March 15, 2005 at 10:00 am (New York Time). To access the teleconference, please dial +1 973-409-9259 (U.S. and international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company's website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through March 22, 2005 that can be accessed by dialing +1 877-519-4471 (U.S. callers) or +1 973-341-3080 (international callers), passcode: 5813207. A replay will also be archived on the Company's website.

(1)
Segment Data, Segment Net Revenues and Segment EBITDA include our Slovak Republic operations and certain Romanian operations that are not consolidated under US-GAAP and are all non US-GAAP measures. For a reconciliation to the most directly comparable US-GAAP financial measures, see ‘Reconciliation Between Consolidated Statements of Operations and Segment Data (non US-GAAP)' below. We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements, including statements regarding the expected acquisition of TV Nova in the Czech Republic, the expected impact of the acquisition of TV Nova in the Czech Republic on our financial results, the future economic conditions in our markets, the growth potential of advertising spending in our markets, and business strategies and commitments. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the receipt of necessary regulatory approvals, our ability to complete the acquisition of TV Nova in the Czech Republic, our ability to obtain financing for this and other investments in television broadcasting, the rate of development of advertising markets in countries where we operate, general market and political and economic conditions in these countries as well as in the United States and Western Europe, the renewals of broadcasting licenses, the ability to acquire programming and the ability to attract audiences, the general regulatory environments where we operate and application of relevant laws and regulations.

As described in Part II, Item 9A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005, we have concluded that two errors in our internal control over financial reporting, taken in aggregate, indicate a material weakness. This weakness did not result in any material misstatement of our consolidated financial statements and we have received an unqualified audit report from our independent registered public accounting firm Deloitte & Touche LLP on our consolidated financial statements.

This press release should be read in conjunction with our Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 15, 2005. The Company makes available, free of charge, on our website at http://www.cetv-net.com our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in five countries reaching an aggregate of approximately 77 million people. The Company's television stations are located in Croatia (NOVA TV), Romania (PRO TV, PRO CINEMA, ACASA and PRO TV INTERNATIONAL), Slovenia (POP TV and KANAL A), Slovakia (MARKIZA TV) and Ukraine (STUDIO 1+1). CME is traded on the NASDAQ Exchange under the ticker symbol "CETV".
###

For additional information, please visit www.cetv-net.com or contact:
United States:	United Kingdom:
Jonathan Lesko/Michael Smargiassi (Investors) Olga Shmuklyer (Press) Brainerd Communicators, Inc. +1 212-986-6667	Wallace Macmillan Vice President Finance & Chief Financial Officer +44-20-7430-5430

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's)
	For the Years Ended December 31,
	2004	2003 (1)	2002 (1)

Net revenues	$182,339	$124,978	$99,143
Operating costs	33,615	26,608	23,038
Cost of programming	71,793	50,747	37,560
Depreciation of station fixed assets and other intangibles	6,663	5,276	7,009
Total station operating costs and expenses	112,071	82,631	67,607
Station selling, general and administrative expenses	22,112	14,245	14,256
Corporate operating costs (including non-cash stock based compensation of $10.1 million, $ 13.2 million and $3.8 million in 2004, 2003 and 2002, respectively)	29,185	32,512	15,814
Amortization of intangibles	231	-	-
Operating income/(loss)	18,740	(4,410)	1,466
Interest income	4,318	5,507	1,841
Interest expense	(1,203)	(12,010)	(17,453)
Foreign currency exchange loss, net	(574)	(10,023)	(10,247)
Other income/(expense)	(698)	(2,458)	1,738
Change in fair value of derivative	-	-	1,108
Loss on write down of investment	-	-	(2,685)
Income/(loss) before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	20,583	(23,394)	(24,232)
Provision for income taxes	(11,089)	(3,760)	(3,746)
Income/(loss) before minority interest, equity in income of unconsolidated affiliates and discontinued operations	9,494	(27,154)	(27,978)
Minority interest in income of consolidated subsidiaries	(4,106)	(676)	(576)
Equity in income of unconsolidated affiliates	10,619	3,629	3,448
Net income/(loss) from continuing operations	16,007	(24,201)	(25,106)
Discontinued operations:
Pre-tax income from discontinued operations (Czech Republic)	146	384,213	11,922
Tax on disposal of discontinued operations (Czech Republic)	2,378	(14,000)	(1,000)
Income on discontinued operations	2,524	370,213	10,922
Net income/(loss)	$18,531	$346,012	$(14,184)

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000's, except share and per share data)

	For the Years Ended December 31,
	2004	2003 (1)	2002 (1)

PER SHARE DATA:
Net income/(loss) per share
Continuing operations - Basic	$0.57	$(0.91)	$(0.95)
Continuing operations - Diluted	0.55	(0.91)	(0.95)
Discontinued operations - Basic (as restated) (3)	0.09	13.97	0.41
Discontinued operations - Diluted (as restated) (3)	0.09	13.97	0.41
Net income/(loss) - Basic (as restated) (3)	0.66	13.06	(0.54)
Net income/(loss) - Diluted (as restated) (3)	$0.64	$13.06	$(0.54)

Weighted average common shares used in computing per share amounts (000s) (2):
Continuing operations - Basic (as restated) (3)	27,871	26,492	26,451
Continuing operations - Diluted (as restated) (3)	29,100	26,492	26,451
Discontinued operations - Basic (as restated) (3)	27,871	26,492	26,451
Discontinued operations - Diluted (as restated) (3)	29,100	26,492	26,451
Net income - Basic (as restated) (3)	27,871	26,492	26,451
Net income - Diluted (as restated) (3)	29,100	26,492	26,451

(1) Restated to reflect the adoption of FIN 46 (R).
(2) All per share data has been adjusted for the two-for-one stock split which occurred on November 5, 2003.
(3) FAS No. 128, "Earnings Per Share" requires the same number of potential common shares used in computing the diluted per share amount for income from continuing operations be used in computing the diluted per share amounts for discontinued operations and net income where there is a loss from continuing operations. Also, in determining the weighted average number of common shares used in the earnings per share computations, it is required to calculate a weighted average number of shares issued and outstanding during the period. In 2003 and 2002 we incorrectly computed the fully diluted earnings per share for discontinued operations and in 2003 we incorrectly computed the fully diluted earnings per share for net income. We also incorrectly calculated basic weighted average number of shares outstanding in 2003 and 2002. The following table summarizes the restated weighted average common shares and earnings per share for these periods. For further information see Note 24, "Earnings per share", to the financial statements in our Form 10-K.

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments are comprised of Croatia, Romania, the Slovak Republic, Slovenia and Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment EBITDA includes STS and Markiza (our operating and license companies in the Slovak Republic) and certain Romanian operations which are not consolidated under US GAAP.

Our assets and liabilities are managed centrally and are reported internally in the same manner as the consolidated financial statements, consequently no additional segment information is provided in respect of assets and liabilities.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations (i.e., corporate operating costs and stock-based compensation and amortization of intangibles);

•	changes in the fair value of derivatives;

•	foreign currency exchange gains and losses; and

•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated US GAAP results for the years ended December 31, 2004, 2003 and 2002 for the three months ended December 31, 2004 and 2003:

Reconciliation Between Consolidated Statements of Operations
and Segment Data (non US-GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Years Ended December 31,
	(US $000's)
	Segment Net Revenues (1)			Segment EBITDA
	2004	2003 (2)	2002 (2)	2004	2003 (2)	2002 (2)
Country
Croatia (NOVA TV)	$9,757	$-	$-	$(3,756)	$-	$-
Romania (3)	76,463	51,177	33,547	25,198	12,206	6,347
Slovak Republic (MARKIZA TV)	61,576	50,814	38,397	18,975	11,657	7,132
Slovenia (POP TV and KANAL A)	45,388	37,168	33,864	19,077	13,173	11,052
Ukraine (STUDIO 1+1)	53,351	36,633	31,732	14,729	7,999	6,890
Total Segment Data	$246,535	$175,792	$137,540	$74,223	$45,035	$31,421

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income/(loss) before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$182,339	$124,978	$99,143	$20,583	$(23,394)	$(24,232)
Corporate operating costs (including non-cash stock based compensation of $10.1 million, $ 13.2 million and $3.8 million in 2004, 2003 and 2002, respectively)	-	-	-	29,185	32,512	15,814
Amortization of intangibles	-	-	-	231	-	-
Unconsolidated Equity Affiliates (4)	64,196	50,814	38,397	19,404	11,657	7,132
Station Depreciation	-	-	-	6,663	5,276	7,009
Interest income	-	-	-	(4,318)	(5,507)	(1,841)
Interest expense	-	-	-	1,203	12,010	17,453
Foreign currency exchange loss, net	-	-	-	574	10,023	10,247
Other (income)/expense	-	-	-	698	2,458	(1,738)
Change in fair value of derivative	-	-	-	-	-	(1,108)
Loss on write down of investment	-	-	-	-	-	2,685
Total Segment Data	$246,535	$175,792	$137,540	$74,223	$45,035	$31,421

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) Restated to reflect the adoption of FIN 46 (R).
(3) Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO.
(4) Unconsolidated equity affiliates are STS in the Slovak Republic and Radio Pro in Romania.

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended December 31,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2004	2003 (2)	2004	2003 (2)
Country
Croatia (NOVA TV)	$6,018	$-	$(2,107)	$-
Romania (3)	27,588	17,634	10,527	4,832
Slovak Republic (MARKIZA TV)	22,341	17,356	9,129	4,833
Slovenia (POP TV and KANAL A)	14,404	12,620	7,217	6,363
Ukraine (STUDIO 1+1)	18,066	14,547	5,819	5,839
Total Segment Data	$88,417	$62,157	$30,585	$21,867

Reconciliation to Consolidated Statement of Operations:

Consolidated Net Revenues / Income/(loss) before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$65,062	$44,801	$12,538	$7,379

Corporate operating costs (including non-cash stock based compensation of $10.1 million, $ 13.2 million and $3.8 million in 2004, 2003 and 2002, respectively)	-	-	8,759	12,113
Amortization of intangibles	-	-	107	-
Unconsolidated Equity Affiliates (4)	23,355	17,356	9,190	4,833
Station Depreciation	-	-	1,847	1,246
Interest income	-	-	(1,118)	(1,179)
Interest expense	-	-	459	284
Foreign currency exchange loss, net	-	-	(215)	(533)
Other (income)/expense	-	-	(982)	(2,276)
Total Segment Data	$88,417	$62,157	$30,585	$21,867

(1) All net revenues are derived from external customers. There are no inter-segmental revenues.
(2) Restated to reflect the adoption of FIN 46 (R).
(3) Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, PRO FM and INFOPRO.
(4) Unconsolidated equity affiliates are STS in the Slovak Republic and Radio Pro in Romania.